                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                         Gores Sponsor VI LLC
Address of Joint Filer:                      c/o Gores Holdings VI, Inc.
                                             6260 Lookout Road
                                             Boulder, CO 80301
Relationship of Joint Filer to Issuer:       10% Owner, Director
Issuer Name and Ticker or Trading Symbol:    Gores Holdings VI, Inc. (GHVI)
Date of Event Requiring Statement:           12/10/2020
(Month/Day/Year)
Designated Filer:                            Gores Sponsor VI LLC

Name of Joint Filer:                         AEG Holdings, LLC
Address of Joint Filer:                      c/o Gores Holdings VI, Inc.
                                             6260 Lookout Road
                                             Boulder, CO 80301
Relationship of Joint Filer to Issuer:       10% Owner, Director
Issuer Name and Ticker or Trading Symbol:    Gores Holdings VI, Inc. (GHVI)
Date of Event Requiring Statement:           12/10/2020
(Month/Day/Year)
Designated Filer:                            Gores Sponsor VI LLC

Name of Joint Filer:                         Alec Gores
Address of Joint Filer:                      c/o Gores Holdings VI, Inc.
                                             6260 Lookout Road
                                             Boulder, CO 80301
Relationship of Joint Filer to Issuer:       10% Owner, Director
Issuer Name and Ticker or Trading Symbol:    Gores Holdings VI, Inc. (GHVI)
Date of Event Requiring Statement:           12/10/2020
(Month/Day/Year)
Designated Filer:                            Gores Sponsor VI LLC